                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report: November 21, 1997


                        FIDELITY NATIONAL FINANCIAL, INC.
             (Exact name of Registrant as specified in its charter)


            Delaware                    1-9396                   86-0498599
----------------------------   ------------------------   ----------------------
(State or other jurisdiction   (Commission File Number)         (IRS Employer
     of incorporation)                                    Identification Number)


                17911 Von Karman Avenue, Irvine, California 92614
                -------------------------------------------------
                     (Address of principal executive offices)

                                 (714) 622-4333
                                 --------------
              (Registrant's telephone number, including area code)

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                FIDELITY NATIONAL FINANCIAL, INC.


Dated: November 21, 1997        /s/ M'Liss Jones Kane
                                ------------------------------------------------
                                M'Liss Jones Kane
                                Senior Vice President, General Counsel and
                                Corporate Secretary

Item 5.           Other Events

                  On November 16, 1997, Fidelity National Financial, Inc. ("Fidelity," NYSE:FNF), a leading provider of title insurance and title-related services, signed an agreement with Granite Financial, Inc. ("Granite," NASDAQ:GFNL), a Delaware corporation, to merge Granite with a newly-formed subsidiary of Fidelity. Granite, located in Golden, Colorado, is a rapidly expanding speciality finance company engaged in the business of originating, funding, purchasing, selling, securitizing and servicing equipment leases for a broad range of businesses located throughout the United States. Granite is a prominent consolidator in the $48 billion small-ticket lease finance market with the acquisitions of Global Finance & Leasing in March, 1997; SFR Funding, Inc., in June, 1997; and the recently announced letter of intent to acquire North Pacific Funding, Inc., and its subsidiaries (dba C&W Leasing), a privately held corporation based in Seattle, Washington.

                  Under the terms of the definitive agreement, each share of Granite common stock will be converted into the right to receive .701 share of common stock without interest, together with cash in lieu of any fractional share. The exchange ratio has been collared between $22.82 and $28.53. The adjustment factor is designed to insure that the market value of the shares of Fidelity common stock to be issued to the stockholders of Granite is neither less than $16.00 nor more than $20.00 per share of Granite common stock. The market value is to be determined based on the average closing price of Fidelity common stock during the 20 day trading period ending on the third business day prior to the date of the stockholder meetings to be held to approve the transaction. Below $22.82 Fidelity may make up the difference in additional shares of its common stock at its option and above $28.53 Granite shareholders would have the exchange ratio reduced pro rata. It is intended that the merger be treated as a reorganization pursuant to Section 368(a)(1) of the Internal Revenue Code of 1986, as amended, and be accounted for as a "pooling of interests" for accounting purposes. The transaction is expected to be immediately accretive to earnings and close in the first quarter of 1998.

            "Safe Harbor" Statements under the Private Securities Litigation Reform Act of 1995: Statements which are not historical facts contained in this release are forward looking statements that involve risks and uncertainties, and results could vary materially from the descriptions contained herein and other risks as may be detailed in the Company's Securities and Exchange Commission filings.

Item 7.           Financial Statements and Exhibits

                  (c)         Exhibits

                  99(A) Press Release - Fidelity National Financial, Inc. Announces Plans to Merge Granite Financial, Inc. With Wholly-Owned Subsidiary of Fidelity.







                                       3